BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

1.                 Date, Time and Place: Held on November 9, 2015, at 18:00 p.m., at BRF S.A.'s office ("Company") located at Rua Hungria no. 1400, 5° floor, in the City of São Paulo, State of São Paulo.

2.                Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.                Call of Meeting and Attendance: The call of meeting was duly made under the Company's Articles of Incorporation. All of the members of the Company's Board of Directors were present: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul and Paulo Guilherme Farah Correa.

4.                Agenda: Approval of the extension of the Company’s Share Buyback Program.

5.                Resolutions: The members of the Board of Directors, unanimously and without any safeguards, approved the extension of the Company´s Share Buyback Program approved on October 29, 2015 ("Buyback Program"), in which 23,000,000 common stocks, registered and with no par value, issued by the Company may be purchased (therefore, 8,000,000 shares were added in relation to the original Buyback Program) without any capital reduction, in accordance with the terms and conditions provided for in Annex I hereto. The stocks purchased pursuant to the Buyback Program may be canceled, used for performance of the Stock Option Plan, Restricted Share Grant Plan or assigned to any other plans approved by the Company. The Company's Executive Board is authorized to act as required to perform the resolutions hereby made, and it may also define the time and quantity of stocks to be purchased in a single operation or in a series of operations, in compliance with the limits and restrictions set forth in Law No. 6.404, of December 15, 1976, as amended, and at CVM Instruction No. 567, of September 17, 2015.

6.                Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

7.                 Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and executed by all members.

8.                Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho.

I hereby certify that this is a true copy of the minutes recorded in Book No. 4, pages 127 to 132, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

ANNEX I

Trading of Shares Issued by the Company

(as per Annex 30 - XXXVI of ICVM 480)

1. Justify, in details, the purpose and expected economic effects of the operation.

The Company’s share repurchase program aims at the efficient investment of available funds in order to maximize the company's use of proceeds and value creation for shareholders.

2. State the number of (i) outstanding and (ii) treasury shares

The Company has, on this date: (i) 784,645,985 free float shares; and (ii) 52,184,525 treasury shares.

3. State the number of shares that may be purchased or disposed of.

The Company may purchase up to 23,000,000 common shares, registered and with no par value, issued by itself (therefore, 8,000,000 shares were added in relation to the original Share Buyback Program approved on October 29, 2015).

4. Describe the main characteristics of the derivative instruments that the company may use, if any.

Not applicable, since the Company will not use derivative instruments.

5. Describe, if any, the existing agreements or voting instructions between the company and the counterparty in the transactions

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

6. In the event of transactions carried out outside of the organized securities markets, state:

a. the maximum (minimum) price for which the shares will be purchased (disposed of); and

b. as the case may be, the reasons for performing the transactions at prices more than ten percent (10%) higher, in the case of purchase, or more than ten percent (10%) less, in the case of disposal, than the average price, weighted by volume, within ten (10) previous trading days.

Not applicable, since the transactions will be carried out in the stock exchange.

7. State, if any, the impacts that the trading will have on the composition of the shareholding or corporate structure;

Not applicable, since the Company does not expect any impacts on the Company’s shareholding or corporate structure.

8. Identify the counterparties, if known, and, in the case of related party to the company, as defined by accounting rules that address this matter, provide the information required by article 8 of CVM Instruction no. 481, of December 17, 2009;

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

9. Indicate the use of the assessed proceeds, as the case may be.

Not applicable, since the Company will not assess the proceeds; the purchased shares will be held in treasury and may be used to fulfill the exercise of stock option plan under the Share Incentive Plan, for subsequent disposal, in public or private transactions (subject to the necessary approvals), as well as cancellation.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

10. Indicate the maximum term for the settlement of authorized operations

The settlement of operations will be carried out within twelve (12) months, beginning on October 30, 2015 and ending on October 28, 2016.

11. Identify institutions that will act as intermediaries, if any.

The following financial institutions will act as intermediaries for transactions involving the purchase of the shares at BM&FBOVESPA: (i) Bradesco S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Paulista, 1450, 7th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 61.855.045/0001-32; (ii) CitiGroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Paulista, 1111, 14th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 33.709.114/0001-64; (iii) Itaú Corretora de Valores S.A., established at Av. Brigadeiro Faria Lima, 3500, 3rd  floor, Itaim Bibi, in the City of de São Paulo, SP, enrolled with the CNPJ under the No. 61.194.353/0001-64; (iv) Merrill Lynch S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Brigadeiro Faria Lima, 3400, conjunto 161, part A, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.670.590/0001-95; (v) Santander Corretora de Câmbio e Valores Mobiliários S.A., established at Av. Presidente Juscelino Kubitschek, 2235, 24th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 51.014.223/0001-49; (vi) UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brig. Faria lima, 4440, 7th  floor, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.819.125/0001-73; and (vii) XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brigadeiro Faria Lima, 3600, 10th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.332.886/0001-04.

12. Specify the available funds to be used as provided for in article 7, paragraph 1, of CVM Instruction no. 567, of September 17, 2015.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

MINUTES OF THE EXTRAORDINARY BOARD OF DIRECTORS' MEETING HELD ON NOVEMBER 9, 2015

The purchase of shares will occur upon investing available funds arising from the Profit Reserve account that, according to the Intermediate Financial Statements, date base of September 30, 2015, as approved in the Board of Directors’ meeting held on October 29, 2015, the Company had R$ 1.369.601 thousand.

13. Specify the reasons why the board of directors' members are comfortable that the repurchase of shares will not affect the fulfillment of obligations towards creditors or the payment of mandatory dividends, either fixed or minimum.

The Company has been demonstrating full capacity of paying its financial commitments, since its operations are strongly cash-generating and the loans granted to customers are essentially short term.

The amount to be used for the repurchase of all of the 23,000,000 shares would correspond, considering the average price between October 6 and November 6, 2015, to approximately R$ 1,499,600 thousand. This amount represents about 19.4% of the Company's cash, as provided in the Intermediate Financial Statements, date base of September 30, 2015, as approved in the Board of Directors’ meeting held on October 29, 2015.

In view of the small percentage in cash, such amount represents that, as well as the management's overall evaluation regarding the Company's financial situation, members of the board of directors are comfortable that the repurchase of shares shall not affect the fulfillment of obligations towards creditors, nor the payment of mandatory dividends, either fixed or minimum.